UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

 __________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 20, 2019

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FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.

From February 14, 2019 through February 20, 2019, Fluidigm Corporation (the “Company”) received notices from holders of its 2.75% Exchange Convertible Senior Notes due 2034 (the “Senior Convertible Notes”) electing to voluntarily convert approximately $54.9 million in aggregate principal amount of Senior Convertible Notes pursuant to the terms of the Second Supplemental Indenture dated March 6, 2018, between the Company and U.S. Bank National Association (the “Trustee”) to the Indenture dated as of February 14, 2014, by and between the Company and the Trustee. As a result of such voluntary conversions, the Company has elected to fully satisfy its conversion obligations by delivering 7,115,778 shares of the Company’s common stock to such holders voluntarily converting their Senior Convertible Notes and has retired $54,858,000 of Senior Convertible Notes, bringing the aggregate principal amount of Senior Convertible Notes retired as of February 20, 2019 to $131,498,000.

After giving effect to the settlement of the conversions described above, the Company will have approximately 66.5 million shares of common stock outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: February 21, 2019	By:	/s/ Nicholas Khadder
Nicholas Khadder Senior Vice President, General Counsel, and Corporate Secretary